UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2007
Lakes Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Minnetonka, Minnesota		55305

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(952) 449-9092

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
EXHIBIT INDEX
Purchase Agreement
Notes Dominion Account Agreement
Security Agreement Acknowledgement
Intercreditor and Subordination Agreement
Assignment and Assumption Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
The Shingle Springs Band of Miwok Indians and certain of its affiliates who acquired the rights and obligations under an Assignment and Assumption Agreement dated effective as of April 20, 2007 (“Shingle Springs Tribe”) closed on a $450 million senior note financing pursuant to the terms and conditions of a Purchase Agreement dated as of June 22, 2007 (“Purchase Agreement”) among Morgan Stanley & Co. Incorporated, Wells Fargo Securities, LLC, Lakes KAR — Shingle Springs, LLC (“Manager”) and the Shingle Springs Tribe to fund the Foothill Oaks Casino project in Shingle Springs, California. Manager has a development and management agreement with the Shingle Springs Tribe to develop and manage the Foothill Oaks Casino. Immediately following the closing of this financing, Manager was repaid approximately $17.2 million by the Shingle Springs Tribe for land Manager had previously purchased on behalf of the Shingle Springs Tribe, and for certain construction advances and certain accrued interest.
In connection with this financing arrangement, Manager entered into an Intercreditor and Subordination Agreement dated as of June 28, 2007 with Bank of New York Trust Company, N.A. (“BONY”), as trustee, and BONY, as collateral agent, by which payment of loans made by Manager to the Shingle Springs Tribe and other amounts payable by the Shingle Springs Tribe under the development and management agreement (including management fees payable to Manager with respect to the Foothill Oaks Casino), as well as security interests securing such payments, have been subordinated to the payment of and security interest securing such financing arrangement and certain additional financing arrangements as may be made available to the Shingle Springs Tribe.
In addition, Manager entered into a Notes Dominion Account Agreement dated June 28, 2007 with the Shingle Springs Tribe, BONY and Wells Fargo Bank, N.A., which established one or more accounts into which the Shingle Springs Tribe revenues will be deposited on a daily basis, and from which Manager will have the sole right to withdraw funds to make such payments required or permitted by its development and management agreement with the Shingle Springs Tribe as are also permitted by the financing arrangement, so long as no event of default has occurred with respect to such financing arrangement. Such accounts secure the $450 million senior note financing and certain additional financing arrangements as may be made available to the Shingle Springs Tribe and, on a subordinate basis, the loan, management fee and other payment obligations of the Shingle Springs Tribe to Manager.
Pursuant to a Security Agreement Acknowledgement dated June 28, 2007, Manager has agreed that the security interest granted by the Shingle Springs Tribe to secure amounts payable by the Shingle Springs Tribe to Manager will not attach to furniture, furnishings and equipment.
Copies of the Company’s material agreements relating to, and the press release announcing, the Shingle Springs Tribe senior note financing are attached as exhibits to this Current Report.

Item 9.01. Financial Statements and Exhibits.
(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

10.1	Purchase Agreement dated as of June 22, 2007 among Lakes KAR — Shingle Springs, LLC, Shingle Springs Band of Miwok Indians, Shingle Springs Tribal Gaming Authority, Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC.

10.2	Notes Dominion Account Agreement dated June 28, 2007 among Lakes KAR — Shingle Springs, LLC and the Bank of New York Trust Company, N.A.

10.3	Security Agreement Acknowledgement dated June 28, 2007 between Lakes KAR — Shingle Springs, LLC and the Shingle Springs Tribal Gaming Authority.

10.4	Intercreditor and Subordination Agreement dated June 28, 2007 among Lakes KAR — Shingle Springs, LLC and the Bank of New York Trust Company, N.A.

10.5	Assignment and Assumption Agreement dated April 20, 2007 among the Shingle Springs Board of Miwok Indians, Shingle Springs Tribal Gaming Authority and Lakes KAR — Shingle Springs, LLC

99.1	Lakes Entertainment, Inc. Press Release dated June 29, 2007
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: July 5, 2007	/s/Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase Agreement dated as of June 22, 2007 among Lakes KAR — Shingle Springs, LLC, Shingle Springs Band of Miwok Indians, Shingle Springs Tribal Gaming authority, Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC.

10.2	Notes Dominion Account Agreement dated June 28, 2007 among Lakes KAR — Shingle Springs, LLC and the Bank of New York Trust Company, N.A.

10.3	Security Agreement Acknowledgement dated June 28, 2007 between Lakes KAR — Shingle Springs, LLC and the Shingle Springs Tribal Gaming Authority.

10.4	Intercreditor and Subordination Agreement dated June 28, 2007 among Lakes KAR — Shingle Springs, LLC and the Bank of New York Trust Company, N.A.

10.5	Assignment and Assumption Agreement dated April 20, 2007 among the Shingle Springs Band of Miwok Indians, Shingle Springs Tribal Gaming Authority and Lakes KAR — Shingle Springs, LLC.

99.1	Lakes Entertainment, Inc. Press Release dated June 29, 2007